SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 22, 2008 (January 15, 2008)
TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
149 South Barrington Ave., Suite 808
Los Angeles, CA 90049
(Address of Principal Executive Offices) (Zip Code)
(818) 887-6659
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: Unregistered Sales of Equity Securities
     On January 14, 2008, Tri-Isthmus Group, Inc., a Delaware company (the “Registrant”), entered into a Series 5-A Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”), attached hereto as Exhibit 10.1, with various investors (collectively, the “Investors”), whereby the Registrant issued and sold additional shares of its Series 5-A Convertible Preferred Stock, par value $0.01 per share (the “Series 5-A Preferred Stock”), and warrants to purchase its common stock, par value $0.01 per share (the “Common Stock”), in a private placement. The issuance and sale of the shares of Series 5-A Preferred Stock and warrants to purchase Common Stock was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) and Regulation D promulgated under the Securities Act. Through January 14, 2008 and in connection with the Purchase Agreement, the Registrant received subscriptions from the Investors for an aggregate of $4,560,000.00 to purchase (a) an additional 4,560 shares of Series 5-A Preferred Stock and (b) warrants to purchase a total of 2,736,000 shares of Common Stock, at an exercise price of $0.50 per share, exercisable for a period of two years from the date of issuance, in substantially the form attached hereto as Exhibit 10.2 (the “Warrants”). The transaction closed on January 15, 2008.
     The Registrant engaged Waveland Capital Partners, LLC, a FINRA member broker-dealer (“Waveland”), as its placement agent in connection with the above-described private placement. The Registrant paid Waveland cash commissions of approximately $342,000 and issued warrants to purchase shares of Common Stock in an amount equal to 5% of Waveland’s sales delivered to the Registrant. The warrants are exercisable for a period of five years from the date of issuance and include piggy-back registration rights and net exercise provisions, in substantially the form attached hereto as Exhibit 10.2. The purchase price for the Series 5-A Preferred Stock and the Warrants was $1,000.00 per unit, with each unit consisting of one (1) share of Series 5-A Preferred Stock and a warrant to purchase up to six hundred (600) shares of Common Stock. Each of the Investors represented to the Registrant in writing that he or she is an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Series 5-A Preferred Stock and Warrant Purchase Agreement, dated January 14, 2008

10.2	Form of Warrant

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS GROUP, INC.
Date: January 22, 2008	By:	/s/ Dennis M. Smith
Dennis M. Smith
Chief Financial Officer